Exhibit 99.1

Multi-Color Corporation Announces

Results for Second Quarter of Fiscal 2008

Income from Continuing Operations before Taxes up 10%

SHARONVILLE, OHIO, October 26, 2007 – Multi-Color Corporation (NASDAQ: LABL) today announced financial results for the second quarter ended September 30, 2007, compared with the same period a year ago.

Second quarter highlights included:

•	Net revenues from continuing operations increased 6% to $52.1 million from $49.0 million, entirely due to organic growth from existing and new customers.

•	Interest expense was reduced by 82% compared to the prior year as the Company had no outstanding debt during the quarter.

•	Net income from continuing operations increased 9% to $3.0 million from $2.7 million.

•	Earnings Per Share (EPS) from continuing operations increased 4% to 28 cents per diluted share from 27 cents.

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As previously announced, the Company completed the sale of its Packaging Services Division, Quick Pak, for $19.2 million in cash on July 2, 2007. Accordingly, the operating results of Quick Pak are presented as discontinued operations in the Company’s consolidated financial statements for all periods presented and the Company no longer reports any segment results. The resulting after-tax gain from the sale of $6.9 million or 67 cents per diluted share has been reflected in the Company’s financial results for the quarter ended September 30, 2007.

•	Total EPS increased to 95 cents per diluted share from 31 cents due to the gain on the sale of Quick Pak.

“We delivered a solid second quarter and I am encouraged with our continued revenue growth,” said Frank Gerace, President and CEO of Multi-Color Corporation. “While we experienced some gross margin pressures compared to the prior year due primarily to product mix and capacity constraints, I am confident that the significant investments we are making in both new technology and capacity will result in improved manufacturing efficiencies while also providing an excellent platform for additional long-term growth,” Gerace noted.

Net income from continuing operations of $3.0 million increased 9% compared to the prior year primarily due to decreased interest expense and increased investment income. As of September 30, 2007, the Company is debt-free and had $18.5 million in cash and equivalents. In addition, selling, general & administrative expenses were reduced to 9% of revenues in the current year compared to 10% in the prior year as a result of cost containment measures implemented during the quarter.

For the six month period ended September 30, 2007, Multi-Color’s net revenues from continuing operations of $104.3 million were 10% higher than the prior year. Net income and diluted EPS from continuing operations increased 15% and 12% respectively, to $5.8 million and 56 cents per diluted share for the six months ended September 30, 2007.

“Our value proposition continues to provide us with many new opportunities in the market place as evidenced by the expansion and manufacturing consolidation plan that we recently announced. We are very well positioned to continue achieving our goals of superior growth and profitability through investments in new technologies and selective acquisitions,” Gerace concluded.

Other second quarter highlights included:

•	The Company completed a 3-for-2 common stock split on September 17, 2007.

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The Company’s common stock listing was transferred to the NASDAQ Global Select Market, which has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements.

•	The Company was ranked 86th on the Forbes listing of the 200 Best Small Companies in America.

Fiscal Year 2008 Second Quarter Earnings Conference Call and Webcast

The Company will hold a conference call on October 26, 2007 at 11:00 a.m. (ET) to discuss the earnings release. For access to the conference call, please dial 1-866-831-6162 (code 13813061) by 10:45 a.m. (ET). A replay of the conference call will be available at 1:00 p.m. (ET) on October 26, 2007 until midnight (ET) on November 2, 2007, by calling 1-888-286-8010 (code 39801821). In addition, the call will be broadcast over the Internet and can be accessed from a link on the Company’s home page at www.multicolorcorp.com. Listeners should go to the web site prior to the call to register and to download any necessary audio software.

About Multi-Color ( http://www.multicolorcorp.com )

Sharonville, Ohio based Multi-Color Corporation is a premier global resource of innovative decorating solutions to consumer product and food and beverage companies, national retailers and container manufacturers worldwide. Multi-Color is one of the world’s largest producers of in-mold labels (IMLs) and heat transfer labels (HTLs), and a major manufacturer of high-quality cut-and-stack and pressure sensitive labels and shrink sleeves. Multi-Color has eight manufacturing locations in the United States. Its products are shipped to more than 650 customers in the United States, Canada, Mexico, and Central and South America.

Safe Harbor Statement

The Company believes certain statements contained in this report that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning expected financial performance, on-going business strategies, and possible future actions which the Company intends to pursue in order to achieve strategic objectives constitute forward-looking information. Implementation of these strategies and the achievement of such financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance by the Company to differ materially from these forward-looking statements include, without limitation, factors discussed in conjunction with a forward-looking statement; changes in general economic and business conditions; the ability to consummate and successfully integrate acquisitions; the success and financial condition of the Company’s significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; the Company’s ability to maintain an effective system of internal control; availability, terms and development of capital; cost and price changes; availability of raw materials; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations, legal proceedings and developments; increases in general interest rate levels affecting the Company’s interest costs; and terrorism and political unrest. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Multi-Color Corporation

Condensed Consolidated Statements of Income

(in 000’s except per share data) Unaudited

	Three Months Ended		Six Months Ended
	September 30, 2007	September 30,2006	September 30, 2007	September 30,2006
Revenues	$52,063	$49,027	$104,337	$95,177
Cost of Goods Sold	42,595	39,448	84,998	76,774

Gross Profit	9,468	9,579	19,339	18,403
Gross Margin	18%	20%	19%	19%
Selling, General & Administrative	4,936	4,972	10,276	9,739

Operating Income	4,532	4,607	9,063	8,664
Other (Income) Expense	(284)	(39)	(386)	(96)
Interest Expense	58	322	123	673

Income from Continuing Operations before Taxes	4,758	4,324	9,326	8,087
Provision for Taxes	1,807	1,623	3,514	3,013

Income from Continuing Operations	2,951	2,701	5,812	5,074
Income from Discontinued Operations, Net of Taxes	6,922	427	6,869	540

Net Income	$9,873	$3,128	$12,681	$5,614

Basic Earnings Per Share:
Income from Continuing Operations	$0.29	$0.27	$0.58	$0.51
Income from Discontinued Operations	$0.69	$0.04	$0.69	$0.06

Basic Earnings Per Share	$0.98	$0.31	$1.27	$0.57

Diluted Earnings Per Share:
Income from Continuing Operations	$0.28	$0.27	$0.56	$0.50
Income from Discontinued Operations	$0.67	$0.04	$0.66	$0.05

Diluted Earnings Per Share	$0.95	$0.31	$1.22	$0.55

Basic Shares Outstanding	10,043	9,895	10,006	9,888
Diluted Shares Outstanding	10,367	10,191	10,355	10,197

All share and per share amounts have been adjusted to reflect the 3-for-2 stock split effective September 17, 2007

	Selected Balance Sheet Information
	(in 000’s) Unaudited
	Sept 30, 2007	March 31, 2007
Current Assets-Continuing Operations	$60,091	$43,010
Current Assets-Discontinued Operations	$0	$4,796
Total Assets-Continuing Operations	$114,049	$95,581
Total Assets-Discontinued Operations	$0	$11,500
Current Liabilities-Continuing Operations	$26,457	$28,295
Current Liabilities-Discontinued Operations	$0	$3,679
Total Liabilities-Continuing Operations	$36,301	$38,656
Total Liabilities-Discontinued Operations	$0	$4,002
Stockholders’ Equity	$77,748	$64,423
Total Debt	$0	$5,150

The operating results of Quick Pak are presented as discontinued operations in the Company’s consolidated financial results for all periods presented

Certain prior year amounts have been reclassified to conform to current year reporting.

For more information, please contact:

Dawn H. Bertsche

Senior Vice President-Finance and Chief Financial Officer

Multi-Color Corporation, (513) 345-1108